Exhibit  10.2

     PRIVATE  &  CONFIDENTIAL
     July  30,  1999
     Mr.  Ken  Legere,  President
     Island  Critical  Care  Corporation
     29  Hollahan  Street  Nepean,  Ontario
     K2J3W9
     Dear  Mr.  Legere:

     On the basis of the application for a working capital loan and non repayable contribution, we are pleased to extend the following offer. THIS OFFER SUPERSEDES OUR OFFER DATED APRIL 21,1998.

     AMOUNT  &  PTTRPOSE  OF  CREDIT

     $1,500,000.00 (One Million Five Hundred Thousand Dollars) in total ("The Credit Project").

     $200,000.00 (Two Hundred Thousand Dollars) in total "Equity Investor Incentive".

     The  Credit  is  made  available  to  Island Critical Care Corporation, the
Borrower,  for  the  following  purpose  ("The  Credit Project"):     To finance
inventory,  work  in  progress  and  receivables.

     The  Credit  is  to  be  used  solely  for  the  purpose  outlined  above.

     SECURITY
     --------

     The following security (hereinafter referred to collectively as the "Security") evidenced by documents, registrations, filings and opinions of Counsel satisfactory to P.E.I. Lending Agency is to be provided prior to any funds being disbursed:

     A Demand Note in the amount of $1,500,000.00 to be executed by Island Critical Care Corporation.


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     Hypothecation  of  a  secured  Demand Debenture, in the minimum amount of $
1,500,000.00 representing a first Fixed Charge on land, buildings, accounts receivable and inventory and a Floating Charge on all other assets of the Company.

     A  Registered  General  Assignment  of  Book  Debts.

     Fire  Insurance  on  inventory.

     The Personal Guarantee and postponement of claim of Kenneth R. Legere in the amount of $1,500,000.00

     Assignment of the Island Critical Care Corporation common shares held by Kenneth R. Legere.

     Key  man  Life  Insurance  in  the  amount  of  $300,000.00

     CONTINGENT  CONDITIONS
     ----------------------

     Prior to the closing of the Credit transaction and the disbursement of any part of the funds, we will require:

     An  application  fee  of $5,000.00

     PRIOR TO ACCESSING THIS LINE OF CREDIT, THE COMPANY MUST DEMONSTRATE THEY HAVE A FULLY OPERATIONAL PULSE OXIMETER, TOGETHER WITH THE NECESSARY LICENSES AND CERTIFICATION REQUIRED TO COMMERCIALLY PRODUCE AND MARKET THIS PRODUCT.

     Written confirmation of a repayable contribution from ACOA in the minimum amount of $300,000.00.

     Written confirmation of a non repayable contribution from HRDC in the minimum amount of $300,000.00.

     Confirmation of a cash equity investment in the amount of $800,000.00 . Confirmation of fire insurance required under this offer.

     All required security documentation is at your own expense and is to be in a form satisfactory to P.E.I. Lending Agency and its legal counsel and to be executed, delivered and registered in all necessary or appropriate places as P.E.I. Lending Agency deems necessary.


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     Certified  copies of all documents evidencing all corporate action taken by the Borrower and/or Guarantor(s) authorizing the acceptance of this Credit Offer and the execution and delivery of all security documentation.

     In the event the Atlantic Canada Opportunities Agency and/or Human Resource Development Corporation do not contribute the specified amounts stipulated in this offer, the shareholders, may increase their equity component equal to or greater than, that in which was to be provided by ACOA and/or HRDC.

GENERAL  CONDITIONS  TO  DISBURSEMENT

     Notwithstanding anything herein to the contrary, P.E.L Lending Agency shall have the right, as its option, to terminate this commitment, and shall not be required to disburse all or any further part of the loan and, at any time or times, the balance owing on the credit may, at its option, become immediately due and payable:

     If an Event of Default has occurred or an event which, with the lapse of time or with notice and lapse of time specified herein would become an Event of Default, shall have occurred and be continuing; or;

     If in the opinion of P.E.I, Lending Agency, there has been any material adverse change in the business, assets or financial condition of the Borrower; or

     If there is any action, proceeding or investigation pending or threatened against the Borrower, which would in the opinion of P.E.L Lending Agency, if successful have a material adverse effect on the Borrower; or

     If there is or has been any material discrepancy or inaccuracy in any written or oral representations, statements or information made or furnished to P.E.I. Lending Agency at any time.

     If, in the opinion of P.E.I. Lending Agency, any money loaned has not been, or is not being applied for the purpose for which it was advanced, or if the security materially depreciates in value.

     IF  BY  MARCH  30,  2000,  ISLAND  CRITICAL  CARE  CORPORATION IS UNABLE TO
DEMONSTRATE THEY HAVE A FULLY OPERATIONAL PULSE OXIMETER, TOGETHER WITH THE NECESSARY LICENSES AND CERTIFICATION REQUIRED TO COMMERCIALLY PRODUCE AND MARKET THIS PRODUCT, THIS OFFER OF CREDIT WILL BE WITHDRAWN, AND THE COMPANY WILL BE REQUIRED TO REAPPLY TO THE AGENCY FOR FUNDING.


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     NEGATIVE  COVENANTS
     -------------------

     During the term of the Loan and as long as you are indebted or otherwise liable to P.E.I. Lending Agency, the company will not, without the prior written consent of P.E.I. Lending Agency:

     Make any  loans  or  advances  to  shareholders  or  affiliated  companies.

           Create contingent liabilities via corporate guarantees. It is our understanding there are no such contingent liabilities currently in existence.

     Outflows of funds from Island Critical Care Corporation to affiliated companies; their shareholders/directors or otherwise as bonuses, dividends, etc may not exceed 100% of surplus cash flow after the Agency's debt retirements and capital spending funded from operations.

     Will not undertake any capital expenditures in excess of $25,000.00 in the aggregate, in any fiscal year and for the purpose of this clause "capital expenditures" shall mean any expenditures which, in accordance with generally accepted accounting principles, are chargeable to a capital or fixed asset account. This covenant excludes, capital spending contemplated with this financing package.

     The company will not make any material change in the Loan without the consent of the P.E.I. Lending Agency.

     FINANCIAL  STATEMENTSAND  REPORTS
     ---------------------------------

     The borrower shall, at its expense, deliver to P.E.I. Lending Agency financial statements in form and content as P.E.I. Lending Agency may in its discretion require, on the following basis:

     Monthly, within 20 days of the end of the period, the borrower will provide financial statements including income statement and balance sheet; an aged list of accounts receivable, payables, a summary of inventory and work in progress. Within 120 days after the end of each fiscal year, a copy of the annual Audited financial statements of the Borrower, which shall include a balance sheet and a statement of revenue and expense, prepared by a firm of independent chartered accountants in accordance with generally accepted accounting principles; Upon request by P.E.I. Lending Agency, such other financial statements, reports and information in respect of the financial conditions and operations of the Borrower as may be deemed necessary.


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     DISBURSEMENT  OF  FUNDS
     -----------------------

     The Loan will be disbursed through our office and funded monthly, based on the cash flow forecast, previous month's Income Statement, Balance Sheet and Inventory Declaration certified by an Officer of the company or its designate. Proceeds will be disbursed in multiples of $25,000.00, once a month, on a date mutually agreed upon between the P.E.I. Lending Agency and Island Critical Care Corporation.

     LIFE  INSURANCE
     ---------------

     The Loan must carry Keyman Life Insurance in the minimum amount of $300,000.00. Enterprise PEI, as an agent for Crown Life of Canada, can provide this coverage. The current rate, which is subject to an annual review, is:

     $ .36 per $1,000.00 per month for the first $100,000.00 of coverage; For loans over $100,000.00 (per $1,000.00 of coverage)

    Age
    ---
   35-44                                $.18  per  $1,000.00  per  month
   45-49                                $.36  per  $1,000.00  per  month
   50-54                                $.62  per  $1,000.00  per  month
   55-59                               $1.04  per  $1,000.000 per  month
   60-64                               $1.49  per  $1,000.00  per  month

     Should you choose to insure your loan through this Agency, the premium will be charged to your account automatically for this protection. Final coverage and rates will be determined at the time of receiving the Borrower's acceptance of this offer.

     TERMS  OF  REPAYMENTThe  terms  of  repayment
     --------------------

     of  the  Credit  are  as  follows:

     The principal amount of the credit will be payable on demand, but more specifically from cash flow.

     In any event, it is understood that the full amount owing will be paid no later than July 31, 2000.
             ----------------

     Interest will be charged monthly on outstanding advances at the prime lending rate as charged to us by the Toronto Dominion Bank, from time to time plus 2.75% percent per annum, and is to be paid monthly.

     All payments of interest will be charged directly to the company*s business account via the electronic debit system on the first of each month.

     EVENTS OF  DEFAULT
     ------------------

     Any one or more of the following events shall constitute an Event of Default (whether any such Event of Default shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative government body):

     If the Borrower makes default in the payment of any sum which is due and owing to P.E.I. Lending Agency hereunder and such default shall have continued for a period of fifteen (15) days;

     (b) If the Borrower shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed and, if the same is capable of being cured, after notice in writing has been given by P.E.L Lending Agency specifying such default and requiring the Borrower to cure the same, the Borrower shall have failed to cure the same within a period of fifteen (15) days;

     (c) If an order shall be made or an effective resolution be passed for the winding-up or the liquidation of the Borrower;

     (d) If the Borrower shall make an assignment for the benefit of its creditors or shall be declared bankrupt or make a proposal under the Bankruptcy
                                                                      ----------
Act  or  if  a  custodian  or sequestrator or receiver or a receiver and manager
---
or any other officer with similar powers shall be appointed of the Borrower or its property;


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     (e)  If  an  encumbrancer  shall  take  possession  of  the property of the
Borrower or any substantial part thereof or of a distress or execution or any similar process be levied or enforced against such property and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

     (f) If the Borrower shall make an application to any court for an order under the Companies Creditors Arrangement Act;
            ---------------------------------------

     (g) If P.E.I. Lending Agency in good faith believes that the ability to pay any monies hereby secured or to perform any covenant or condition hereof is impaired or that the mortgaged property is in danger of being lost, damaged or confiscated;

     (h)  If  the  Borrower  ceases  to  carry  on  its  business;

     (i) The making of any representation or warranty by the Borrower or the application in any document or certificate furnished to P.E.I. Lending Agency in connection herewith or pursuant hereto which 'shall prove at any time to be materially incorrect, as of the date made. P.E.I. Lending Agency may, at any time it deems it necessary to protect its loans or security, obtain the advice and assistance of such lawyers, accountants, engineers or other professional or expert personnel as it may deem necessary, and the expense in this connection shall, on a solicitor and client basis, be borne by the Borrower.

     ACKNOWLEDGMENT
     --------------

     The Borrower acknowledges that it has independently satisfied itself respecting the feasibility of the Credit Project and have not relied in any way upon any oral or written representations by P.E.I. Lending Agency or the fact the Loan is being made.

     The Borrower acknowledges that it recognizes that, although P.E.I. Lending Agency is a Crown Corporation, it operates on the basis of an independent body for the purpose of dealing with applications for financial assistance made to it. Applications are considered strictly on their own merits and independent of other government corporations or agencies and without regard to any possible understanding with any government department and representatives.

     ACCEPTANTANCE
     -------------

     This offer of credit must be accepted in writing, within 30 days, by way of a Resolution of the Directors of Island Critical Care Corporation, and we enclose a form that may be used in this regard; also, by the signatures of Guarantors, namely - Kenneth R. Leger and Schiller Canada Inc., as indicated on the enclosed duplicate copy of this letter.

     Upon receipt of the written acceptance and fulfillment of contingent conditions, we will have the required loan documents prepared by our Solicitor. All fees will be on the account of the Borrower.


     Enterprise  P.E.I.  is  pleased  to  extend  this  offer  to  you.

     Yours  truly.

     ENTERPRISE  P.E.I.



     /s/  Per:  D.C.  Aitken
         -------------------
         D.C.  Aitken
         Account  Manager

     ACCEPTED  ON  BEHALF  OF  THE  BORROWER

     ISLAND  CRITICAL  CARE  CORPORATION

     Per:  /s/  Kenneth  Legere
         ----------------------

Kenneth  Legere

ACCEPTED  ON  BEHALF  OF  THE  GUARANTORS

     /s/  Kenneth  Legere
     --------------------
     Kenneth  Legere

     SCHILLER  CANADA  INC.

     Per:  Kenneth  Legere
     ---------------------
     Kenneth  Legere


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